                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                               CAMBREX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(CAMBREX LOGO)

                              CAMBREX CORPORATION

                                                                  March 31, 2005

Dear Stockholder,

     You are cordially invited to attend the Annual Meeting of Stockholders of Cambrex Corporation. This year's meeting will be held on Thursday, April 28, at 1:00 P.M. in the Seminar Room at the Sheraton Meadowlands Hotel, Two Meadowlands Plaza, East Rutherford, New Jersey. Your Board of Directors and management look forward to greeting personally those shareholders that are able to attend.

     At this year's meeting, there are the election of four directors and the ratification of the Company's auditors, PricewaterhouseCoopers LLP.

     Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

                                          Sincerely,

                                          James A. Mack
                                          Executive Chairman

(CAMBREX LOGO)

                              CAMBREX CORPORATION

                            ------------------------

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 2005

     Notice Is Hereby Given that the 2005 Annual Meeting of Stockholders of Cambrex Corporation (the "Company") will be held in the Seminar Room at the Sheraton Meadowlands Hotel, Two Meadowlands Plaza, East Rutherford, New Jersey on April 28, 2005, at 1:00 P.M., for the following purposes:

1. to elect four (4) directors in Class III to hold office until the 2008 Annual Meeting of Stockholders and until their successors shall be elected and qualified; and

2. to consider and act upon the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2005; and

3. to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record of Common Stock of the Company at the close of business on March 15, 2005, will be entitled to vote at the meeting. The list of such stockholders will be available for inspection by stockholders during the ten days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at the offices of American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219. Stockholders may make arrangements for such inspection by contacting Peter E. Thauer, Senior Vice President, General Counsel & Secretary, Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073.
                                               By order of the Board of
                                               Directors,

                                                            Peter E. Thauer,
                                                                 Secretary

March 31, 2005

                   THE VOTE OF EACH STOCKHOLDER IS IMPORTANT.
         PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND PROMPTLY
                RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

                              CAMBREX CORPORATION

                            ------------------------

                             2005 ANNUAL MEETING OF
                                  STOCKHOLDERS
                                PROXY STATEMENT

                            ------------------------

                               PROXY SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambrex Corporation (the "Company") for use at the 2005 Annual Meeting of Stockholders to be held on April 28, 2005, and at any adjournment of the meeting. The address of the Company's principal executive office is One Meadowlands Plaza, East Rutherford, New Jersey 07073. This Proxy Statement and the form of proxy are being mailed to stockholders commencing on or about March 31, 2005.

     The costs of soliciting proxies will be borne by the Company. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners, and their reasonable expenses therefore will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone or telegraph by the Company's officers, directors and employees without special compensation for such activities.

                        REVOCABILITY AND VOTING OF PROXY

     A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date or by notifying the Company in writing of such revocation or by a vote in person at the Annual Meeting. The execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy. Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon and if no instructions are indicated, will be voted for the election of the four nominees for director named herein, and in favor of the selection of PricewaterhouseCoopers LLP as independent accountants for the Company. The Company knows of no reason why any of the nominees named herein would be unable to serve for the terms indicated. In the event, however, that any such nominee should, prior to the election, become unable to serve as a director, unless the Board of Directors decides to decrease the size of the Board, the proxy will be voted for such substitute nominee as the Board of Directors shall propose.

     The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. The Proxy Card conveys discretionary authority to vote on any other matter not presently known by management that may properly come before the Annual Meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote the shares subject to such proxies in accordance with their best judgment.

                         RECORD DATE AND VOTING RIGHTS

     The Company has only one class of voting securities, Common Stock, par value $0.10 ("Common Stock"). Only holders of Common Stock of the Company of record at the close of business on March 15, 2005, will be entitled to vote at the meeting. On such record date there were outstanding and entitled to vote 26,398,421 shares of Common Stock and each such share is entitled to one vote.

                             PRINCIPAL STOCKHOLDERS

     The following sets forth information with respect to the only persons of which the Company is aware as of February 15, 2005, who may be deemed to beneficially own more than 5% of the outstanding Common Stock of the Company:

                                                           NUMBER OF SHARES      PERCENT OF
NAME AND ADDRESS                                         BENEFICIALLY OWNED(1)    CLASS(2)
----------------                                         ---------------------   -----------
Capital Research and Management Company................        2,600,000(3)          9.9%
333 South Hope Street
Los Angeles, California 90071
Barclays Global Investors NA...........................        2,289,706(4)         8.77%
45 Fremont Street
San Francisco, CA 94105
Kornitzer Capital Management, Inc. ....................        1,524,200(5)         5.84%
5420 West 61st Place
Shawnee Mission, KS 66205

---------------

(1) Unless otherwise indicated (a) share ownership is based upon information furnished as of February 15, 2005, by the beneficial owner, and (b) each beneficial owner has sole voting and investment power with respect to the shares shown.

(2) For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 26,396,321 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2005, and (ii) 23,922 shares still to be issued in connection with the 1993 conversion of the Company's 9% Convertible Subordinated Notes.

(3) In a Schedule 13G under the Securities Exchange Act of 1934 dated February 9, 2005 and filed by Capital Research and Management Company ("Capital"), Capital reported that it has sole dispositive power over 2,600,000 shares. The shares reported on Capital's Schedule 13G are reported beneficially owned as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Act of 1940.

(4) In a Schedule 13G under the Securities Exchange Act of 1934 dated February 14, 2005 and filed by Barclays Global Investors NA ("Barclays"), Barclays reported that it has sole dispositive power over 2,289,706 shares and sole voting power over 2,136,858 shares held by Barclays in trust accounts for the economic benefit of the beneficiaries of those accounts.

(5) In a Schedule 13G under the Securities Exchange Act of 1934 dated February 7, 2005 and filed by Kornitzer Capital Management, Inc. ("Kornitzer"), Kornitzer reported that it is the beneficial owner of 1,524,200 shares and has shared voting and dispositive power over the shares. The shares reported on Kornitzer's Schedule 13G are reported beneficially owned as a result of acting as an investment adviser for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares.

           COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table gives information concerning the beneficial ownership of the Company's Common Stock on February 15, 2005, by (i) each director and nominee for election as a director, (ii) each of the executive officers named in the Summary Compensation Table (below) and (iii) all directors and executive officers of the Company as a group.

                                                        SHARES
                                                     BENEFICIALLY      PERCENT OF
BENEFICIAL OWNERS                                      OWNED(1)         CLASS(2)
-----------------                                    ------------      ----------
Rosina B. Dixon, M.D. .............................      30,346(3)           *
Roy W. Haley.......................................      22,094(4)           *
Kathryn Rudie Harrigan.............................      29,885(3)           *
Leon J. Hendrix, Jr. ..............................      33,027(5)           *
Ilan Kaufthal......................................      45,108(3)           *
William B. Korb....................................      21,907(6)           *
Robert LeBuhn......................................      31,280(7)           *
John R. Leone......................................     111,662(8)           *
James A. Mack......................................     847,380(9)        3.20%
John R. Miller.....................................      20,273(10)          *
Peter Tombros......................................      12,961(11)          *
N. David Eansor....................................      18,852(12)          *
Luke M. Beshar.....................................     146,536(13)          *
Steven M. Klosk....................................     312,685(14)       1.18%
Gary L. Mossman....................................     135,017(15)          *
All Directors and Executive Officers as a group (20
  Persons).........................................   2,319,852(16)       8.78%

---------------
  *  Beneficial Ownership is less than 1% of the Common Stock outstanding

 (1) Except as otherwise noted, reported share ownership is as of February 15, 2005. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock he or she beneficially owns.

 (2) For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 26,396,321 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2005, (ii) all shares of Common Stock subject to stock options which are held by such beneficial owner and are exercisable within 60 days of February 15, 2005, and (iii) 23,922 shares still to be issued in connection with the 1993 conversion of the Company's 9% Convertible Subordinated Notes.

 (3) The number of shares reported includes 18,500 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans.

 (4) The number of shares reported includes 14,000 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans and 8,094 share equivalents held at February 15, 2005 in the Company's Directors' Deferred Compensation Plan.

 (5) The number of shares reported includes 18,500 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans and 11,527 share equivalents held at February 15, 2005 in the Company's Directors' Deferred Compensation Plan.

 (6) The number of shares reported includes 14,000 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans, 1,000 shares held by a family member for which beneficial ownership of such shares is disclaimed, and 6,907 share equivalents held at February 15, 2005 in the Company's Directors' Deferred Compensation Plan.

 (7) The number of shares reported includes 18,500 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans and 12,484 share equivalents held at February 15, 2005 in the Company's Directors' Deferred Compensation Plan.

 (8) The number of shares reported includes 111,461 restricted stock units and 201 shares held at December 31, 2004 in the Company's Savings Plan.

 (9) The number of shares reported includes 287,817 shares issuable upon exercise of options granted under the Company's Stock Option Plans, 32,419 restricted stock units, 93,769 share equivalents held at February 15, 2005 in the Company's Deferred Compensation Plan, 2,875 shares held at December 31, 2004 in the Company's Savings Plan and 150,000 Incentive Appreciation Units (see Management Contracts and Programs). 914 shares held by a family member are included and beneficial ownership of such shares is disclaimed.

(10) The number of shares reported includes 14,000 shares issuable upon exercise of options granted under the Company's 1996, 1998 and 2001 Stock Option Plans.

(11) The number of shares reported includes 8,000 shares issuable upon exercise of options granted under the Company's 1996 and 2001 Stock Option Plans and 3,961 share equivalents held at February 15, 2005 in the Company's Directors' Deferred Compensation Plan.

(12) The number of shares reported includes 9,875 shares issuable upon exercise of options granted under the Company's Stock Option Plans, 6,298 restricted stock units and 1,240 shares held at December 31, 2004 in the Company's Savings Plan.

(13) The number of shares reported includes 134,875 shares issuable upon exercise of options granted under the Company's Stock Option Plans, 11,072 restricted stock units and 589 shares held at December 31, 2004 in the Company's Savings Plan.

(14) The number of shares reported includes 229,042 shares issuable upon exercise of options granted under the Company's Stock Option Plans, 10,417 restricted stock units, 7,104 shares held at December 31, 2004 in the Company's Savings Plan, and 48,477 share equivalents held at February 15, 2005 in the Company's Deferred Compensation Plan.

(15) The number of shares reported includes 109,458 shares issuable upon exercise of options granted under the Company's Stock Option Plans, 7,619 restricted stock units and 761 shares held at December 31, 2004 in the Company's Savings Plan.

(16) The number of shares reported includes 1,359,258 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days, 205,438 restricted stock units, 19,453 shares held at December 31, 2004 in the Company's Savings Plan, 42,973 share equivalents held at February 15, 2005 in the Director's Deferred Compensation Plan and 222,663 share equivalents held at February 15, 2005 in the Company's Deferred Compensation Plan. Shares held by immediate family members are not included and beneficial ownership of such shares is disclaimed.

                               BOARD OF DIRECTORS

     The Board of Directors is responsible for directing the management of the business and affairs of the Company. The Board holds regular meetings five times each year and holds additional special meetings as required. During 2004 the Board held eight meetings.

     Non-management directors have regularly scheduled executive sessions in which they meet without the presence of members of management. These executive sessions occur before or after each regularly scheduled meeting of our Board and may also occur in conjunction with special meetings. The Lead Director of these executive sessions is John R. Miller.

     Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that all of the directors, other than James A. Mack, John R. Leone and as of January 2005, Ilan Kaufthal, are independent from our management under the standards set forth in the Company's Independence Standards for Directors, which was adopted by the Board in January 2004 and is attached to this proxy statement as Exhibit 1. This means that none of the independent directors have any direct or indirect material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. As a result, the Company has a majority of independent directors on our Board as required by the listing standards of the New York Stock Exchange.

     The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Regulatory Affairs Committee.

     The Audit Committee, comprised of four independent directors, appoints (subject to shareholder ratification) the accounting firm to act as the independent accountants for the Company, approves all fees of the independent auditor, consults with the accounting firm concerning the scope of the audit, reviews the audit results and reviews the Company's internal financial controls and procedures with the independent accountants and with members of management. The charter of the Audit Committee has been adopted by the Committee and approved by the Board and is available on the Company's website (www.cambrex.com). All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company's Independence Standards for Directors. The Audit Committee held eleven meetings in 2004.

     The Compensation Committee, during 2004 was comprised of four independent directors, oversees the Company's executive compensation programs and policies and administers the Company's Stock Option and Incentive Plans. The charter of the Compensation Committee which has been adopted by the Committee and approved by the Board is available on the Company's website (www.cambrex.com). All of the members of the Compensation Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company's Independence Standards for Directors. The Compensation Committee held eight meetings in 2004.

     The Regulatory Affairs Committee, comprised of three independent directors, oversees the Company's compliance with Food and Drug Regulations, environmental and safety affairs. The Regulatory Affairs Committee held four meetings during 2004.

     The Governance Committee, during 2004 was comprised of four independent directors, is responsible for reporting to the Board of Directors concerning its evaluation of the performance of the Chief Executive Officer, individual directors and the Board as a whole. The Governance Committee makes recommendations to the Board of Directors concerning nominees for election to the Board at Annual Shareholder Meetings and candidates for newly created directorships and vacancies on the Board. The charter of the Governance Committee which has been adopted by the Committee and approved by the Board is available on the Company's website (www.cambrex.com). All of the members of the Governance Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company's Independence Standards for Directors. The Governance Committee held three meetings in 2004.

     Under the retirement policy for non-employee directors established by the Board of Directors in 1989, a non-employee director (other than incumbent directors when the policy was adopted) must not have attained age 72 at the time of election and may not serve as a director beyond the Annual Meeting next following such person's 72nd birthday.

CONSIDERATION OF DIRECTOR NOMINEES

  Stockholder Nominees

     The Governance Committee will consider nominees recommended by stockholders. Such recommendations for the 2006 Annual Meeting should be sent to the Corporate Secretary of the Company not later than January 22, 2006, and should include such information as specified in the Company's By-Laws.

  Director Qualifications

     The Company's Corporate Governance Guidelines which are available on the Company's website (www.cambrex.com), set forth Board membership criteria. Under these criteria, members of the Board should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. Their skills and backgrounds should include, among other things, experience in making decisions, a track record of competent judgment, the ability to function rationally and objectively, and experience in different businesses and professions. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Cambrex Board. Current positions in excess of these limits may be maintained unless the Board determines that doing so would impair the director's service on the Cambrex Board.

  Identifying and Evaluating Nominees for Directors

     The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various candidates for director. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted shareholder nominations for candidates for the Board. In addition to the standards and qualifications set out in the Company's Corporate Governance Guidelines, the Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether or not the nominee is recommended by a shareholder.

COMPENSATION OF DIRECTORS

     During 2004 the Company paid each non-employee director of the Company an annual fee of $23,000, as well as $1,000 for each Board, Committee and Stockholders' Meeting attended, except that the Chairmen of the Compensation, Audit, Regulatory Affairs and Governance Committees received $1,500 for each Committee meeting chaired. In 1995 the Board adopted a policy that a minimum of one-half of Board fees shall be paid in Company Common Stock, and that each director, within three years after joining the Board, shall have acquired an amount of Company Common Stock equal in value to the annual Board retainer. Directors also receive reimbursement for expenses incurred in connection with meeting attendance. Employees of the Company who are also directors are not paid any separate fees for acting as directors.

     At its meeting on January 21, 2004, the Governance Committee agreed and later that day the Board approved an additional retainer of $5,000 per year for the Chairman of the Audit Committee, and an increase to $1,500 in the per Board meeting fee payable to the Lead Director.

     In 1995, the Board adopted a Non-Employee Directors' Deferred Compensation Plan permitting non-employee Directors to defer receipt of Board fees including Company Common Stock otherwise issuable in payment of Board fees beginning with fees payable after January 1, 1996.

     In January 2001 the Board of Directors adopted the 2001 Performance Stock Option Plan (the "2001 Plan") which was approved by shareholders at the 2001 Annual Meeting of Stockholders. Pursuant to the terms of the Non-Employee Director Program of the 2001 Plan, each new, non-employee director shall be awarded an option to purchase 2,000 shares of the Company's Common Stock upon election as a director. The 2001 Plan further provides that each non-employee director will receive a grant of options to purchase 2,000 shares of Common Stock at the first meeting of the Board of Directors following each Annual Meeting of Stockholders of the Company. Each such option will have a per share exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options granted to non-employee directors shall be non-qualified options with a seven-year term. Each option will become exercisable six months after the date of grant, subject to acceleration upon a change in control. In April 2004 the Board of Directors granted options to purchase 2,000 shares of Common Stock under existing Plans to Rosina B. Dixon, Roy W. Haley, Kathryn Rudie Harrigan, Leon J. Hendrix, Jr., Ilan Kaufthal, William B. Korb, Robert LeBuhn, John R. Miller and Peter G. Tombros.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes. The term of office of the directors in Class III expires at this Annual Meeting with the terms of office of the directors in Class I and Class II ending at successive Annual Meetings. At this Annual Meeting four directors in Class III will be elected to hold office until the 2008 Annual Meeting and until their successors shall be elected and qualified. Each of the nominees has consented to serve as a director if elected. To be elected, each nominee for director requires a plurality of the votes cast. Abstentions and broker non-votes will not be counted in connection with the election of directors. A properly executed proxy marked "Withhold" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The following sets forth with respect to the four persons who have been nominated by the Board of Directors for election at this Annual Meeting and the other directors of the Company certain information concerning their positions with the Company (including its predecessor and now wholly-owned subsidiary CasChem, Inc.) and principal outside occupations and other directorships held. Except as otherwise disclosed herein, none of the corporations or organizations listed below is a parent, subsidiary or other affiliate of the Company.

  NOMINEES FOR ELECTION TO SERVE AS DIRECTORS UNTIL 2008 ANNUAL MEETING (CLASS
                                      III)

     William B. Korb (age 64). Director since January 1999 and member of the Audit and the Regulatory Affairs Committees of the Board of Directors. Director, President and Chief Executive Officer since 1987 of Marconi Commerce Systems, Inc., formerly Gilbarco Inc., prior to his retirement on March 1, 2001. Prior to joining Gilbarco, the world's leading gasoline pump and dispenser manufacturing company, was an Operating Vice President of Reliance Electric Company, a position he held from 1979 to 1987. Currently serves on the Board of Premier Farnell plc.

     James A. Mack (age 67). Director, President and Chief Operating Officer of the Company since joining the Company in February 1990 and Chief Executive Officer since April 1995. Appointed Chairman of the Board of Directors in October 1999. Stepped down as President and Chief Executive Officer and became Executive Chairman of the Board of Directors in August 2004. Prior to joining the Company with Olin Corporation, a manufacturer of chemical and other products since 1984 as Vice President, Specialty Chemicals and, more recently, Vice President, Performance Chemicals. Executive Vice President of Oakite Products, Inc. from 1982 to 1984. Prior to joining Oakite held various positions with The Sherwin-Williams Company, most recently as President and General Manager of the Chemicals Division from 1977 to 1981. Past Chairman of the Board of Governors of the Synthetic Organic Chemical Manufacturing Association. Member of the Board of Trustees of the Michigan Tech Alumni Fund and serves on the Board of Directors of Research Corporation Technologies Inc.

     John R. Miller (age 67). Director since 1998. Lead Director, Chairman of the Compensation Committee and member of the Governance Committee. A retired oil industry executive, Mr. Miller served with The Standard Oil Company as President and Chief Operating Officer from 1980 until 1986. His post immediately prior to assuming the Presidency was that of Senior Vice President, Technology and Chemicals. Other positions held included that of Vice President of Finance and later Vice President of Transportation. From 2000 to 2003, he was Chairman and Chief Executive Officer of Petroleum Partners, Inc., a provider of outsourcing services to the petroleum industry. Director of Eaton Corporation and Graphic Packaging Corporation. Past Director and Chairman of the Federal Reserve Bank of Cleveland.

     Peter Tombros (age 62). Director since January 24, 2002. Member of the Audit and Governance Committees of the Board of Directors. Served as President and Chief Executive Officer from 1994 to 2001 of Enzon, Inc., a biopharmaceutical company which develops and commercializes enhanced therapeutics through the application of its propriety technologies. Before joining Enzon, spent 25 years with Pfizer, Inc. as Vice President of Marketing, Senior Vice President and General Manager and as Executive Vice President of Pfizer Pharmaceuticals, Inc. He also served as Vice President Corporate Strategic Planning. Chairman of the Board and Chief Executive Officer of VivoQuest, a private biopharmaceutical company. Director of Alpharma, Inc., NPS Pharmaceuticals and Icoria, Inc.

             DIRECTORS SERVING UNTIL 2006 ANNUAL MEETING (CLASS I)

     Kathryn Rudie Harrigan (age 53). Director since 1994. Member of the Audit Committee of the Board of Directors. Since 1981, Professor, Management of Organizations Division of the Columbia University Business School, and, since 1993, the Henry R. Kravis Professor of Business Leadership at Columbia University Business School. Member of the Board of Active International.

     John R. Leone (age 57). Director, President and Chief Executive Officer of the Company since joining the Company in August 2004. Beginning in 2003 was Senior Vice President of Aventis Pharmaceuticals, Inc. and President of Aventis Global Dermatology Division. Prior thereto, was Senior Vice President and Chief Operating Officer, U.S. Commercial Operations of Aventis. Joined Rhone-Poulenc Rorer (RPR) in 1996 as Vice President and General Manager later becoming Senior Vice President and General Manager of RPR responsible for all U.S. pharmaceutical businesses. Began his pharmaceutical career with Pfizer, later joining American Home Products. Held a variety of senior management positions including Vice President and General Manager, Wyeth-Lederle Vaccines and Pediatrics and Senior Vice President and General Manager of Ayerst Laboratories. He is a member of the Board of InKine Pharmaceutical Company, Inc.

             DIRECTORS SERVING UNTIL 2007 ANNUAL MEETING (CLASS II)

     Rosina B. Dixon, M.D. (age 62). Director since 1995 and Chairperson of the Regulatory Affairs Committee and member of the Compensation Committee of the Board of Directors. Dr. Dixon has been a consultant to the pharmaceutical industry since May 1986. Prior to that time, she was Vice President and Secretary of Medical Market Specialties Incorporated, as well as a member of its Board of Directors. Dr. Dixon previously served as Medical Director, Schering Laboratories, Schering-Plough Corporation. Prior to that, she was Executive Director Biodevelopment, Pharmaceuticals Division, CIBA-GEIGY Corporation. She is a member of the Boards of Directors of Church & Dwight Co., Inc. and Enzon Pharmaceuticals, Inc.

     Roy W. Haley (age 58). Director since 1998. Chairman of the Audit Committee of the Board of Directors. Director, Chairman, President and Chief Executive Officer of WESCO International, Inc. (NYSE), an electrical products distribution company. Prior to joining WESCO in 1994, served as President and Chief Operating officer of American General Corporation, one of the nation's largest consumer financial services organizations. Began his career in 1969 with the management consulting division of Arthur Andersen & Co. and served as a partner from 1980 until 1988. Director of United Stationers, Inc. (NASDAQ), Pittsburgh Branch of the Federal Reserve Bank of Cleveland and civic organizations generally based in Western Pennsylvania.

     Leon J. Hendrix, Jr. (age 63). Director since 1995 and Chairman of the Governance Committee of the Board of Directors. Chairman of Remington Arms Co. since December 1997 and from December 1997 until April 1999 was also Chief Executive Officer. From 1993 to 2000, Mr. Hendrix was a Principal of Clayton, Dubilier & Rice, Inc., a private investment firm. Prior thereto, Mr. Hendrix was with Reliance Electric Company, a manufacturer and seller of industrial and telecommunications equipment and services, since 1973, where he held a series of executive level positions, most recently Chief Operating Officer and a member of the Board of Directors since 1992. Mr. Hendrix is a member of the Boards of Directors of Keithley Instruments, Inc., and NACCO Industries, Inc. He is also Chairman of the Clemson University Board of Trustees, previously served on the Board of Governors of the National Electrical Manufacturers Association and the Board of Directors of the Cleveland Chapter of the American Red Cross.

     Ilan Kaufthal (age 57). Director since the Company commenced business in 1981. Member of the Compensation Committee of the Board of Directors until January 2005. Vice Chairman of Investment Banking at Bear, Stearns & Co., Inc. since joining that firm in May 2000. Until joining Bear, Stearns & Co., Inc., he was with Schroder & Co. Incorporated as Vice Chairman and head of mergers and acquisitions for thirteen years. Prior thereto, he was with NL Industries, Inc., a firm in the chemicals and petroleum services businesses, as its Senior Vice President and Chief Financial Officer. Director of United Retail Group, Inc. and Russ Berrie & Company, Inc.

     During 2004, each incumbent director attended more than 90% of the aggregate of the meetings of the Board and Committees of the Board of which such director was a member. Nine directors attended the Company's annual meeting of stockholders in April of 2004.

COMMUNICATIONS WITH OUR BOARD

     The Company is committed to providing stockholders and other interested persons with an open line of communication for bringing issues of concern to the Company's non-management directors. In January 2004, the Board approved the following process by which such communications may be made and for handling any such communications received by the Company:

     Any stockholder or interested person may communicate with the Company's non-management directors as a group by sending a communication to the Board of Directors, Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, New Jersey 07073. All communications will be reviewed by the Company's Corporate Secretary who will send such communications to the non-management directors unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company, or the function of the Board or its Committees, or relates to insignificant matters that do not warrant the non-management directors' attention or is not otherwise appropriate for delivery to the non-management directors.

     The non-management directors who receive such communication will have discretion to determine the handling of such communication, and if appropriate, respond to the person sending the communication and any disclosure, which shall be consistent with the Company's policies and procedures and applicable law regarding the disclosure of information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's securities to file reports of ownership and transactions in the Company's securities with the Securities and Exchange Commission and the New York Stock Exchange. Such directors, executive officers and ten percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, and on written representation from certain reporting persons, the Company believes that during 2004 all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during the 2004 fiscal year.

                                 CODE OF ETHICS

     The Company has a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer, the Chief Financial Officer and the principal accounting officer. The Code of Business Conduct and Ethics is available on the Company's website (www.cambrex.com).

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     Cambrex seeks to be a leading supplier of products and services to the life sciences industry, providing superior return to its owners. To meet these objectives, the Company must be able to attract, motivate and retain personnel with the requisite skills and abilities to enable the Company to achieve superior results. Accordingly, the Company's compensation programs are designed to reward above average performance and provide incentive opportunity to be competitive in the markets for talent in which the Company participates.

EXECUTIVE COMPENSATION

     The Company's executive compensation program involves two components. Annual compensation is in the form of base salary plus an incentive award which consists of cash and restricted stock with a multi-year vesting period and which is awarded to executives based on the achievement of individual goals. In addition to the restricted stock grants, long-term compensation consists of stock options, which are intended to reward executives when improvements in performance increase the market value of the Company for its stockholders.

     The attainment of results measured against the executives' goals and objectives is reviewed by the Compensation Committee subsequent to review and recommendation from the Office of the Chairman. Executives are rewarded for accomplishments that contribute to desired results, e.g., sales, net income, earnings per share, return on capital employed and other assigned goals including but not limited to: service and quality improvement, product and marketing development, technology development, and personnel development. The Company uses independent salary surveys of its Peer Group, as well as national compensation surveys, to assist in determining appropriate levels of compensation for each executive position. The Company targets annual executive salaries at the median levels in companies surveyed.

     The Company's annual executive incentive compensation program is designed to provide a better than average individual award when the Company's financial performance is improved and its long-range prospects are enhanced. This program currently includes individual measurements against agreed upon annual operating and financial goals and longer-term strategic growth objectives. Under this program two-thirds of the award pool is based on annual operating and financial goals and is generally paid in cash, while the remaining one-third is based on strategic, longer-term growth objectives and is generally awarded in the form of restricted stock having a three-year holding period. The Committee may in its discretion apportion the aggregate award pool between cash and stock and may increase or reduce individual awards. For 2004, despite the fact that the Company's financial performance was disappointing, management continued to make progress with regard to the Company's overarching strategic objective of transforming Cambrex from a specialty chemical company to one engaged in the life sciences industry.

     In addition to the restricted stock grants, long-term compensation for executives includes Company stock option grants, which are awarded based on an individual's position in the Company, the individual's performance, and the number of outstanding stock option awards held by the individual. Options granted to the Company's key Employees in 2004, including those individuals named in the Summary Compensation Table (below), will become exercisable based on the passage of time.

CHIEF EXECUTIVE OFFICERS' COMPENSATION

     Mr. Mack, the Company's Chairman and Chief Executive Officer until August 23, 2004, received $650,000 in annual salary in 2004 which was unchanged from his 2003 annual salary. Mr. Mack's salary was determined based upon the same factors used in setting other executive salaries.

     For fiscal 2004, Mr. Mack's incentive award consisted of a cash award of $182,813 and a restricted stock award of 17,529 shares of Company stock valued at $414,375, both paid in 2005. The awards paid to Mr. Mack reflected his demonstrated leadership in repositioning Cambrex as a life science company and building an organization capable of capitalizing on the technology platforms that have been established for future growth.

     At its July 27th, 2000 meeting and based on the Compensation Committee's recommendation, the Board adopted the 2000 Succession Planning Incentive Program to ensure effective succession planning and transition. Under the Program Mr. Mack was awarded 175,000 Incentive Appreciation Units at the traded closing price of the Company's common stock on the date of the award. With the departure of the Company's Chief Operating Officer early in 2003, Mr. Mack agreed to remain with the Company for an additional two year period. At its May 21st, 2003 meeting and considering Mr. Mack's commitment to continue for a two year period, and based on the Compensation Committee's recommendation, the Board adopted a new Incentive Appreciation Unit Plan for Mr. Mack replacing the Plan adopted in 2000. Under the new plan, 150,000 appreciation units were awarded to Mr. Mack valued initially at the closing price of the Company's traded share price on the date of the award which was $19.30. Upon a finding by the Board that a successful management transition has occurred, the vested award would be exercisable on and after December 31, 2004, if the Company's common stock trades at or above an average price of $25 per share for twenty consecutive days prior to December 31, 2004, representing an increase of more than 29% over the grant price. During 2004 the stock traded above $25 per share for more the twenty consecutive days and the award vested. At a meeting held on January 27, 2005 the Company's Board of Directors, based on the hiring of John R. Leone as President and Chief Executive Officer and his performance during his first five months with the Company, determined that a successful management transition had occurred. Thereafter, Mr. Mack was entitled to exercise the award in whole or in part and receive in cash from the Company the difference between the grant price and the traded share price on the date of exercise times the number of units exercised. The award will expire on the earlier of (i) December 31, 2007, or
(ii) a date one year after Mr. Mack's retirement from active service.

     On August 23, 2004, Mr. John R. Leone joined the Company as President and Chief Executive Officer, with Mr. Mack assuming the title of Executive Chairman at his previous annual compensation. Mr. Leone's salary was determined based upon the same factors used in setting other executive salaries. His annual compensation was set at $575,000 and he received a guaranteed bonus of $350,000 for 2004. He also received a grant of 400,000 stock options, as well as an aggregate of 111,461 shares of restricted Cambrex stock. 73,051 shares of the restricted stock award replaced a retirement benefit forfeited on Mr. Leone's leaving his prior employer; they are scheduled to vest in one third increments on the first through third anniversaries of the grant date. The remaining 38,410 shares of restricted stock were awarded to replace stock options Mr. Leone surrendered on leaving his prior employer; they are scheduled to vest in one quarter increments on the first through fourth anniversaries of the date of grant. All unvested restricted shares would be canceled if Mr. Leone voluntarily resigned his position or was terminated from the Company for cause. As a Company executive Mr. Leone became eligible to participate in the incentive programs described above.

POLICY REGARDING SECTION 162(M)

     The Company's policy on the tax deductibility of compensation is to maximize deductibility to the extent possible without negating all of its discretionary power. To this end the Company has submitted complying plans for stockholder approval. Nevertheless, the Committee has occasionally taken actions that result in non-deductible compensation and it may do so again in the future when the Committee determines that such actions are in the Company's best interests.

                             COMPENSATION COMMITTEE

                            JOHN R. MILLER, CHAIRMAN
                             ROSINA B. DIXON, M.D.
                                 ILAN KAUFTHAL
                                 ROBERT LEBUHN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 2004 were John R. Miller, Rosina B. Dixon, Ilan Kaufthal and Robert LeBuhn, each of whom has been determined to be independent during 2004 by the Company's Board of Directors except as noted hereafter. Mr. Kaufthal is Vice Chairman of Investment Banking at Bear Sterns & Co. Inc., who provided investment services to the Company late in 2004. As of January 2005, Mr. Kaufthal was no longer considered independent and he resigned from the Compensation Committee at that time.

                        EXECUTIVE AND OTHER COMPENSATION

     The following table summarizes the compensation earned by the Chief Executive Officer and each of the five other most highly compensated executive officers (collectively, the "Named Executive Officers") during the previous three fiscal years for services in such capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                         --------------------------------------
                                            ANNUAL COMPENSATION                         SECURITIES
                                      --------------------------------                    UNDER-
                                                             OTHER       RESTRICTED       LYING       PAYOUTS-
                                                             ANNUAL        STOCK         OPTIONS/       LTIP       ALL OTHER
                                      SALARY     BONUS    COMPENSATION    AWARD(S)         SARS       PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR     ($)       ($)        ($)(1)        ($)(2)          (#)          ($)         ($)(12)
---------------------------    ----   -------   -------   ------------   ----------     ----------   ----------   ------------
James A. Mack................  2004   650,000   182,813      - 0 -         414,375(4)      - 0 -       - 0 -         9,225
Chairman, President and        2003   650,000   100,000      - 0 -         200,000         - 0 -       - 0 -         9,000
Chief Executive Officer(3)     2002   612,499    75,953      - 0 -         182,975       156,182       - 0 -         9,000
John R. Leone................  2004   207,147   350,000      - 0 -       2,441,227(6)    400,000       - 0 -         5,794
President, Chief Executive
Officer(5)
N. David Eansor..............  2004   268,077   235,462      - 0 -          90,562(7)     17,000       - 0 -         9,225
President, Cambrex
Bioproducts                    2003   261,346   163,800      - 0 -          31,122        22,500       - 0 -         9,000
Business Unit                  2002   234,807   205,469      - 0 -          32,344        10,000       - 0 -         9,000
Gary L. Mossman..............  2004   337,983   142,864      - 0 -         133,857(9)    117,000       - 0 -         9,225
Executive Vice President,
Chief                          2003   217,949   125,000      - 0 -          50,000       162,500       - 0 -         9,000
Operating Officer(8)
Luke Beshar..................  2004   347,917    78,750      - 0 -         178,500(10)    17,000       - 0 -         7,225
Executive Vice President,      2003   325,000    90,000      - 0 -          90,000        62,500       - 0 -         6,147
Chief Financial Officer        2002    22,292   200,000      - 0 -           - 0 -       230,000       - 0 -         - 0 -
Steven M. Klosk..............  2004   322,917    81,331      - 0 -          93,313(11)    17,000       - 0 -         9,225
Executive Vice President,      2003   300,000    80,000      - 0 -          80,000        12,500       - 0 -         9,000
Administration & Chief         2002   283,333    28,044      - 0 -          81,000         - 0 -       - 0 -         9,000
Operating Officer, Pharma &
Biopharma Business Units

---------------

 (1) The rules require disclosure only when the aggregate value of these items exceeds the lesser of $50,000 or 10% of salary and bonus.

 (2) Unless otherwise disclosed (see footnote 6) awards vest in one-third increments on the first, second and third anniversaries of the date of the award, but no shares can be sold until the third anniversary of the date of award.

 (3) Was Chairman, President and Chief Executive Officer until August 23, 2004 and then became Executive Chairman.

 (4) As of 12/31/2004, Mr. Mack held 23,154 shares of restricted stock units with a value of $627,473.

 (5) Became President and Chief Executive Officer on August 23, 2004.

 (6) As of 12/31/2004, Mr. Leone had been awarded 111,461 shares of restricted stock units with 38,410 restricted stock units vesting in one-third increments on the first, second and third anniversaries of the date of the grant, August 23, 2004, and 73,051 restricted stock units vesting in one-quarter increments on the first, second, third and fourth anniversaries of the date of the grant, August 23, 2004, with a combined value of $2,710,000.

 (7) As of 12/31/2004, Mr. Eansor held 3,906 shares of restricted stock units with a value of $105,853.

 (8) Mr. Mossman joined the Company on February 17, 2003.

 (9) As of 12/31/2004, Mr. Mossman held 1,956 shares of restricted stock units with a value of $53,008.

(10) As of 12/31/2004, Mr. Beshar held 3,521 shares of restricted stock units with a value of $95,419.

(11) As of 12/31/2004, Mr. Klosk held 8,903 shares of restricted stock units with a value of $241,271.

(12) Amounts indicated are attributable to Company contributions under the Company's Savings Plan.

                          OPTION GRANTS IN FISCAL 2004

                               INDIVIDUAL GRANTS

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF
                                                                                            RETURN OF
                                               % OF                                        STOCK PRICE
                                           TOTAL OPTIONS                                APPRECIATION FOR
                                 OPTIONS    GRANTED TO     EXERCISE OR                   OPTION TERM(1)
                                 GRANTED   EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
NAME                               (#)      FISCAL YEAR     ($/SHARE)       DATE       5% ($)      10% ($)
----                             -------   -------------   -----------   ----------   ---------   ---------
James A. Mack..................    - 0 -          0%          N/A           N/A          N/A         N/A
John R. Leone..................  400,000         39%         21.9025     8/23/2011    5,509,746   8,311,711
Gary L. Mossman................  117,000       11.5%         21.9025     8/23/2011    1,611,601   2,431,175
N. David Eansor................   17,000        1.7%         21.9025     8/23/2011      234,164     353,248
Luke M. Beshar.................   17,000        1.7%         21.9025     8/23/2011      234,164     353,248
Steven M. Klosk................   17,000        1.7%         21.9025     8/23/2011      234,164     353,248

---------------
(1) Realizable value is presented net of option exercise price, but before taxes associated with exercise. These amounts represent assumed compounded rates of appreciation and exercise of the options immediately prior to the expiration of their term. Actual gains are dependent on the future performance of Cambrex Stock, overall stock market conditions, and continued employment through the exercise period.

     The following table sets forth information for each Named Executive Officer with regard to the aggregate options exercised during 2004 and the aggregate stock options held as of December 31, 2004.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES(1)

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              SHARES          VALUE             OPTIONS/SARS AT         IN-THE-MONEY OPTIONS/SARS
                           ACQUIRED ON       REALIZED             FY-END (#)                  AT FY-END ($)
NAME                       EXERCISE(#)        ($)(1)       EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
----                       ------------   --------------   -------------------------   ----------------------------
James A. Mack............     - 0 -           - 0 -             251,567/202,915            $        577,101/$0
John R. Leone............     - 0 -           - 0 -                   0/400,000            $      0/$2,079,000
N. David Eansor..........     - 0 -           - 0 -                9,876/89,624            $   67,613/$202,807
Gary L. Mossman..........     - 0 -           - 0 -              78,209/201,291            $  270,737/$638,933
Luke M. Beshar...........     - 0 -           - 0 -             134,875/174,625            $  144,355/$433,065
Steven M. Klosk..........     - 0 -           - 0 -              229,043/55,457            $2,174,863/$145,244

---------------
(1)Based upon the market value of underlying securities at exercise less the exercise price.
(2)Based upon the closing price ($27.10 per share) on December 31, 2004.

     The following table provides information as of December 31, 2004 with respect to shares of Common Stock that may be issued under the Company's existing equity compensation plans.

                         EQUITY COMPENSATION PLAN TABLE

                                               (A)                    (B)                       (C)
                                       --------------------   --------------------   -------------------------
                                                                                       NUMBER OF SECURITIES
                                       NUMBER OF SECURITIES                           REMAINING AVAILABLE FOR
                                           TO BE ISSUED         WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                         UPON EXERCISE OF      EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                       OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                          WARRANTS AND RIGHTS    WARRANTS AND RIGHTS     REFLECTED IN COLUMN(A))
-------------                          --------------------   --------------------   -------------------------
Equity compensation plans approved by
  security holders...................       3,606,357                $25.72                    838,235
Equity compensation plans not
  approved by security holders.......         330,000                $41.88                    165,834
Total................................       3,936,357                $27.07                  1,004,069

  2000 Employee Performance Stock Option Plan

     The 2000 Employee Performance Stock Option Plan provides for the grant of stock options (both incentive stock options and "non-qualified" stock options) primarily to key employees of the Company and its subsidiaries who are not executive officers. The plan is generally administered by the Compensation Committee of the Board, which has full authority, subject to the terms of the plan, to determine the provision of awards, including the amount and type of the awards and vesting schedules, and to interpret the plan.

     Individual award agreements set forth the applicable vesting schedule for such awards, which are based on the Company's publicly traded share price but which may also be based on the passage of time or otherwise. In general, following a "change in control" (as defined in the plan), each stock option will be canceled in exchange for a cash settlement equal to the excess of the "change in control price," which means the highest price per share paid or offered in any bona fide transaction related to a change in control (as determined by the Compensation Committee), over the exercise price of the stock option.

     Stock options are granted with an exercise price of not less than one hundred percent of the fair market value of the underlying Cambrex common stock on the date of grant. Stock options are not exercisable more than ten years from the date of grant.

     The following graph compares the Company's cumulative total stockholder return, for a five-year period, with a performance indicator of the overall stock market, the S&P 500 Index. Also included are (a) a peer group (Old Peer Group) which the Company believes reflected its current businesses until last year and (b) the S&P 1500 Pharmaceutical and Biotechnology Index which the Company believes more closely reflects its businesses now. Prices are as of December 31 of the year indicated.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

  CAMBREX CORP., S&P 500, S&P 1500 PHARMACEUTICAL & BIOTECHNOLOGY AND OLD PEER
                                     GROUP

                             (PLOT POINTS TO COME)

     When the Old Peer Group was selected in 2001, the Company's commercial activities were focused on manufacturing and marketing to customers concentrated in the Chemicals and Life Sciences segments, including pharmaceutical chemicals and intermediates and products in the BioSciences Industry. The Company believes that the Old Peer Group was most representative of its activities until the sale of Rutherford Chemicals for comparing return to stockholders in terms of sales, products and customer. Because the sale of Rutherford Chemicals occurred late in 2003, the Old Peer Group, which included companies from the chemicals sector, was used for comparison until 2004. Companies included in the Old Peer Group are: Albany Molecular Research, Inc.; Charles River Laboratories International, Inc.; Clariant AG Switzerland(1); Degussa-Huls AG(2); Ferro Corporation; International Specialty Products Inc.(3); Invitrogen Corp.; Lonza Group Ltd(4); Rhodia-Spon ADR; and Sigma-Aldrich Corporation. Although the Company's products are diverse, making it difficult to select a comparative peer group, the Company believes that the S&P 1500 Pharmaceutical and Biotechnology Index is a good comparison group for the commercial activities on which it currently focuses. The S&P 1500 Pharmaceutical and Biotechnology Index comprises 42 companies as of December 31, 2004.
---------------
(1) Clariant AG data obtained from Zurich Stock Exchange (Switzerland).

(2) Degussa AG data obtained from Frankfurt Stock Exchange (Germany).

(3) International Specialty Products data available for 2000-2002 only.

(4) Lonza Group data obtained from Swiss Electronic Bourse.

RETIREMENT PLANS

     Retirement benefits are based on an employee's years of service and compensation for such years. "Compensation" for the purposes of the computation of benefits, includes regular compensation, bonuses and overtime, but excludes income attributable to fringe benefits and perquisites. The retirement benefit earned for a given year of service is calculated by multiplying the participant's compensation for the year by 1% and adding to that amount 0.6% of such compensation in excess of the participant's social security covered compensation. Similar amounts are calculated for each year of service and are aggregated to obtain the annual retirement benefit, subject to the limitations imposed by the Employee Retirement Income Security Act of 1974 and related regulations ("ERISA"). For this purpose social security covered compensation is the 35-year average of the social security wage bases ending with the wage base for the year in which the participant reaches age 65.

     Although compensation includes the items mentioned above, the Company's qualified non-contributory pension plan (the "Qualified Plan") limits the maximum amount of compensation which may be taken into account for the purposes of calculating benefits to the ERISA limit, which was $205,000 during 2004. Therefore, any compensation received by any of the Named Executive Officers which exceeds this amount will not be taken into account in the calculation of their benefits under this Plan. A Supplemental Non-Qualified Pension Plan, which became effective on January 1, 1994, provides benefits based on compensation levels above the ERISA maximum compensation level. Employees hired after December 31, 2002 are not eligible to participate in the Retirement Plan.

     The following table shows the estimated aggregate annual retirement benefits payable under the Company's Qualified and Supplemental pension plans to employees listed, assuming they retire at normal retirement age (65), with benefits payable in the form of a life annuity and that pensionable compensation for all years after 2004 will be the same as 2004 pensionable compensation.

                               PENSION PLAN TABLE

                                                                   PROJECTED ANNUAL
                                                                   BENEFITS AT THE
                                              2004 PENSIONABLE    LATER OF AGE 65 OR
NAME                                          COMPENSATION($)     JANUARY 1, 2005($)
----                                          ----------------   --------------------
James A. Mack(1)............................      $880,654             $208,451
John R. Leone...............................      $  - 0 -             $  - 0 -(2)
N. David Eansor.............................      $431,876             $151,916
Gary L. Mossman.............................      $  - 0 -             $  - 0 -(2)
Luke M. Beshar..............................      $437,916             $127,075
Steven M. Klosk.............................      $446,087             $195,678

---------------
(1) Mr. Mack is currently over the age of 65. The benefit shown for him is as of January 1, 2005.

(2) Mr. Leone and Mr. Mossman were employed by the Company after December 31, 2002 which therefore makes them ineligible for benefits under the Company's pension plan.

DEFERRED COMPENSATION PLAN

     The Company has established a Non-qualified Deferred Compensation Plan for Key Executives (the "Deferred Plan"). Under the Deferred Plan, officers and key employees may elect to defer all or any portion of their pre-tax annual bonus and/or annual base salary (other than the minimum required Social Security contributions and $10,000). The deferred amount is invested in Fidelity Mutual Funds available under the Cambrex Savings Plan, except for the Cambrex Stock Fund. During 1995 the Board amended the Deferred Plan to permit officers and key employees to elect to defer Company stock which would otherwise have issued upon the exercise of Company stock options. The stock deferred will be held in a Company Stock Account, and cannot be sold and the proceeds placed in another Fidelity Fund. Transfers into the Company Stock Account are not permitted except by option exercise during 2004. The Deferred Plan is not funded by the

Company, but the Company has established a Deferred Compensation Trust Fund to protect the account balance in the case of a change of control of the Company.

CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with a number of key employees, including the Named Executive Officers, with the objective of preserving management stability in the event of a threatened or actual change of control of the Company. Under each agreement, in the event of a change of control of the Company (defined in the agreement to include certain events involving changes in ownership of the Company's stock or the composition of the Company's Board of Directors or other structural changes, but, in any case, with the Board having discretion to find other events to constitute a change of control) the employee is awarded a three-year contract of employment in substantially the same position he had prior to the start of the employment contract term. The contract of employment is at a monthly salary not less than the highest monthly salary earned by the employee during the 12 months preceding the start of the employment contract term and provides for an annual bonus and benefits comparable to those pertaining to the employee prior to the start of the employment contract term. In addition, in the event of a change of control, performance options will become immediately exercisable regardless of the publicly traded share price.

     In the event that at any time during the employment contract term, the employee's employment is terminated (i) by the Company (other than by reason of disability or for cause), or (ii) by the employee by reason of the Company's violation of the terms of the employment contract, or (iii) by the employee during the thirteenth month of the employment contract term, with or without reason, the employee will be entitled to a lump sum payment in an amount equal to the sum of (a) a ratable portion of the amount of the highest annual bonus paid to the employee during the three years prior to the year of termination, based upon the elapsed time in the year of termination, (b) up to three times the annual salary under the contract and three times such highest annual bonus, which amount declines ratably over a 36 month term for each month the employee remains employed by the Company following the first anniversary of the start of the employment contract term, and (c) the present value of the pension benefit lost by the employee by reason of the early termination of employment. In the event of such termination the employee will also be entitled to the employment benefits, such as health insurance and life insurance, to which he would have been entitled had his employment not been terminated, and to the immediate right to exercise any employee stock options notwithstanding their stated exercisability in installments. Additionally, the employment contracts provide for an additional payment to the employee to cover any excise tax payable by the employee on so-called excess golden parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended.

MANAGEMENT CONTRACTS AND PROGRAMS

     At a meeting held on January 26, 1995, the Board of Directors authorized an agreement with Mr. Mack pursuant to which he might, at his election, enter into a consulting arrangement with the Company upon his resignation as an employee at an annual rate of $100,000. The Company later restated this arrangement under which Mr. Mack entered into two agreements at the prior rate, the first providing for consulting services while he is able to provide such services and the second providing an additional retirement benefit for the remainder of his lifetime.

     At its July 27th, 2000 meeting and based on the Compensation Committee's recommendation, the Board adopted the 2000 Succession Planning Incentive Program to ensure effective succession planning and transition. Under the Program the Chairman and Chief Executive Officer was awarded 175,000 Incentive Appreciation Units at the traded closing price of the Company's common stock on the date of the award. At its May 21st, 2003 meeting and based on the Compensation Committee's recommendation, the Board adopted a new Succession Planning Incentive Plan for the Chairman and Chief Executive Officer replacing the Plan adopted in 2000. Under the new plan, 150,000 appreciation units were awarded to the Chairman and Chief Executive Officer valued initially at the closing price of the Company's traded closing price on the date of the award. Upon a finding by the Board that a successful management transition has occurred, the vested award would be exercisable on and after December 31, 2004, if the Company's common stock trades at or above an average price of $25 per share for twenty consecutive days prior to December 31, 2004. Thereafter, the

Chairman and Chief Executive Officer may exercise the award in whole or in part and receive in cash from the Company the difference between the grant price and the traded share price on the date of exercise times the number of units exercised. The award will expire on the earlier of (i) December 31, 2007, or
(ii) a date one year after retirement or on the date the Chairman and Chief Executive Officer terminates service with the Company prior to vesting for any reason except death or total or permanent disability. At a meeting held on January 27, 2005 the Company's Board of Directors, based on the hiring of John
R. Leone as President and Chief Executive Officer and his performance during his first five months with the Company, determined that a successful management transition had occurred. Thereafter, Mr. Mack was entitled to exercise the award in whole or in part and receive in cash from the Company the difference between the grant price and the traded share price on the date of exercise times the number of units exercised. The award will expire on the earlier of (i) December 31, 2007, or (ii) a date one year after Mr. Mack's retirement from active service.

                             AUDIT COMMITTEE REPORT

     The following Report of the Audit Committee of the Board of Directors of Cambrex Corporation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

     The Audit Committee consists of four directors, which were appointed by the Board. The Board has determined that each member of the Audit Committee (i) is independent as currently defined by Cambrex policy, the Securities and Exchange Commission Rules and the New York Stock Exchange listing standards; and (ii) satisfies the financial literacy requirements of the NYSE listing standards. Further, the Board has determined that at least one member of the Audit Committee satisfies the financial expertise requirements of the NYSE listing standards. The Board has also determined that Mr. Roy Haley, Audit Committee Chairperson is an Audit Committee Financial Expert, as that term is defined by current SEC rules.

     The Audit Committee acts under a written charter adopted by the Committee and approved by the Board. The Audit Committee Charter is available on the Company's website (www.cambrex.com).

     The role of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the Company's financial reporting process; (ii) the Company's systems of internal accounting and financial controls; (iii) the annual independent audit of the Company's financial statements; (iv) the independent auditors' qualifications and independence; and
(v) the Company's compliance with legal and regulatory requirements. The Audit Committee's role is one of oversight and it recognizes that the Company's Management is responsible for preparing the Company's financial statements and that the Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's specific responsibilities are set forth in the Audit Committee Charter.

     In fiscal year 2003, the Audit Committee established a policy (the "Policy") for pre-approval of all audit and permissible non-audit services performed by the independent auditors. Under the Policy, the Audit Committee will approve the following Audit and Audit-Related Services prior to each engagement, along with a fee amount: (i) domestic quarterly reviews and the annual financial statement audit; (ii) statutory or financial audits for international subsidiaries or affiliates of the Company; (iii) the attestation engagement for the independent auditor's report on Management's assertion on internal controls for financial reporting; (iv) financial audits of employee benefit plans; and (v) due diligence services pertaining to potential business acquisitions and dispositions. On an annual basis, the Audit Committee will pre-approve a blanket amount to authorize the following Audit and Audit-Related
Services: (i) consultations related to accounting, financial reporting or disclosure matters; (ii) assistance with understanding and implementing new accounting and financial reporting guidance; and (iii) assistance with internal control reporting requirements and also Permissible Non-Audit Services, including tax services. Management will provide a quarterly update to the Committee detailing actual spending by quarter and year-to-date for any services rendered under such pre-approval. Under the Policy, the Audit Committee has delegated pre-approval authority to the Committee Chairperson for permissible services and fees up to a maximum of $25,000. The Committee Chairperson will report to the entire Audit Committee any services and fees approved pursuant to such delegation of authority.

     The Audit Committee met eleven (11) times in 2004. The Audit Committee met individually with Management, with PricewaterhouseCoopers LLP ("PwC"), the Company's independent public accountants, and with the Company's internal auditors, as appropriate. During 2004 the Committee engaged the services of independent advisors to assist in the Company's understanding of the requirements of the Sarbanes-Oxley Act. The Audit Committee also reviewed and had discussions with Company Management and PwC regarding the audited financial statements, including a discussion of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Further, the Audit Committee has been updated quarterly on management's process to assess the adequacy of the Company's system of internal control over financial reporting, the framework used to make the assessment, and management's conclusions on the effectiveness of the Company's internal control over financial reporting. The Audit Committee has also discussed with the independent auditor the Company's internal control assessment process, management's assessment with respect thereto and the independent auditor's evaluation of the Company's system of internal control over financial reporting.

     Additionally, the Audit Committee reviewed and had discussions with PwC, regarding the matters required to be discussed by Statement of Auditing Standards No. 61. Further, the Audit Committee received the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with representatives of PwC their independence.

     The Committee also received PwC's Report dated March 31, 2005 concerning the Company's financial statements and PwC's assessment on the Company's internal controls, (the "PwC Opinion"), which is included in the Company's Annual Report on Form 10K for fiscal year ended December 31, 2004. Based on the reviews and discussions with PwC and Management, and the PwC Opinion, and subject to the limitations on the role and responsibilities of the Audit Committee as set forth in the Audit Committee Charter, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements for the fiscal year ended December 31, 2004 be included in Cambrex's 2004 Annual Report on Form 10-K.

                                AUDIT COMMITTEE

                           ROY W. HALEY, CHAIRPERSON
                             KATHRYN RUDIE HARRIGAN
                                WILLIAM B. KORB
                                PETER G. TOMBROS

PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to Cambrex for each of the fiscal years ended December 31, 2004 and December 31, 2003, by the Company's independent public accounting firm, PricewaterhouseCoopers LLP for Audit, Audit-Related, Tax and All Other Fees:

                                                             DECEMBER 31,    DECEMBER 31,
                                                                 2004            2003
                                                             ------------    ------------
Audit Fees.................................................   $2,886,000      $1,070,962
Audit-Related Fees.........................................   $  278,000      $  109,625
Tax Fees...................................................   $        0      $   80,070
All Other..................................................   $        0      $        0
                                                              ----------      ----------
  Totals...................................................   $3,164,000      $1,260,657

                                   AUDIT FEES

     Aggregate Audit fees billed for professional services rendered by PricewaterhouseCoopers, LLP in connection with its audit of the Company's financial statements were $2,886,000 for fiscal year-ended 2004. Such fees also include PwC's internal control review and attestation now required pursuant to the Sarbanes-Oxley Act and the securities regulations. Aggregate Audit fees for fiscal year ended 2003 were $1,070,962.

                               AUDIT-RELATED FEES

     Aggregate Audit-Related fees billed for professional services rendered by PricewaterhouseCoopers, LLP in connection with assurance and related services reasonably related to the audit and review of the Company's financial statements were $278,000 and $109,625 for fiscal years-ended 2004 and 2003, respectively. Such services include the financial audits of the Company's employee benefit plans; due diligence services pertaining to an acquisition and other commercial transactions; and general accounting, financial reporting and disclosure matters; and assistance with understanding and implementing new accounting and financial reporting guidance and internal control requirements.

                                    TAX FEES

     There were no Tax fees billed for professional tax services rendered by PricewaterhouseCoopers, LLP for fiscal year ended 2004. Aggregate Tax fees billed for fiscal year 2003 were $80,070. Tax services included assistance with and review of domestic and foreign tax filings and tax advice.

                                 ALL OTHER FEES

     PricewaterhouseCoopers, LLP did not perform any services classified as Other Services during fiscal years-ended 2004 and 2003, as such, there were no billings for such services.

     As discussed above in the Audit Committee Report, in May of 2003 the Audit Committee established a policy (the "Policy") for pre-approval of all audit and permissible non-audit services performed by the independent auditors. During fiscal year 2004, all services rendered were approved pursuant to the Policy. Further during fiscal years 2004 and 2003, there were no services performed or fees incurred by PricewaterhouseCoopers, LLP where pre-approval was waived pursuant to the statutory de minimis exception.

     The Audit Committee has reviewed the billings by PricewaterhouseCoopers LLP and has determined that they do not affect the auditor's independence.

                                RATIFICATION OF
                            APPOINTMENT OF AUDITORS

     The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP to be the Company's independent public accountants for 2005, subject to the ratification of the stockholders.

     PricewaterhouseCoopers LLP was first engaged by the Company as its independent public accountants on March 19, 1992. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will be afforded an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

STOCKHOLDER PROPOSALS FOR 2005

     Stockholder proposals intended to be presented at the 2006 Annual Meeting must be received by the Company not later than November 21, 2005 as well as satisfy certain eligibility requirements established by the Securities and Exchange Commission, in order to be included in the Company's Proxy Statement for the 2006 Annual Meeting.

     Under the Company's By-laws, any stockholder wishing to present a nomination for the office of director before the 2006 Annual Meeting for a vote must give notice to the Company not later than January 22, 2006; and any stockholder wishing to bring a proposal or other business before the 2006 Annual Meeting for a vote must give the Company not less than 60 days nor more than 90 days advance notice (provided that in the event that less than 70 days' notice or prior public disclosure of the date of the 2006 Annual Meeting is given or made to stockholders, notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the 2006 Annual Meeting was mailed or such public disclosure was made) prior to the date of the 2006 Annual Meeting (which date has not yet been determined by the Company), and that both such notices must meet certain other requirements as stated in the Company's By-Laws. Any stockholder interested in making such a nomination or proposal should request a copy of such By-law provisions from the Secretary of Cambrex Corporation. If the Company does not receive notice of a stockholders' proposal within this time frame, the individuals named in the proxies solicited by the Board of Directors for that meeting may exercise discretionary voting power with respect to that proposal.

                                                 By Order of the Board of
                                                 Directors.

                                                       Peter E. Thauer,
                                                           Secretary

March 31, 2005

     UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 2004. REQUESTS SHOULD BE DIRECTED TO MR. LUKE M. BESHAR, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, CAMBREX CORPORATION, ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NJ 07073. SUCH REPORT WILL BE FURNISHED WITHOUT EXHIBITS. COPIES OF THE EXHIBITS TO SUCH ANNUAL REPORT WILL BE FURNISHED TO REQUESTING STOCKHOLDERS UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING THE SAME.

                                                                       EXHIBIT 1

                      INDEPENDENCE STANDARDS FOR DIRECTORS

     Pursuant to the New York Stock Exchange listing standards and the Sarbanes-Oxley Act of 2002, our Board of Directors has adopted a formal set of categorical standards with respect to the determination of director independence. To be considered "independent" for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company or its subsidiaries other than as a director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

     1. The Board has defined an independent director as a director who meets all of the following criteria:

          a. is not currently an employee or member of management of the Company or any of its subsidiaries;

          b. has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). For this purpose material relationships can, for example, include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships;

          c. has no other relationships with the Company or its subsidiaries that would interfere in the exercise of independent judgment as a director;

          d. does not accept any consulting, advisory, or other compensatory fee from the Company or its subsidiaries except fees received for service as a director, and has no personal services contract(s) with the Company or its subsidiaries;

          e. is and is not affiliated with a company that is an adviser or consultant to the Company or its subsidiaries;

          f. is not affiliated with a not-for-profit entity that receives significant contributions from the Company.

     2. Any person who, or whose immediate family member(s), has within the prior three years had any of the following relationships with the Company does not qualify as a independent director.

          a. Former Employees. A person who has been an employee, or whose immediate family member has been an executive officer, of the Company or its subsidiaries, cannot be an independent director until three years after the end of the employment.

          b. Direct Compensation. A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company or its subsidiaries, other than director and committee fees, cannot be an independent director until three years after he ceases to receive more than $100,000 per year in such compensation.

          c. Significant Customers and Vendors. A director who is an executive officer or an employee of, or whose immediate family member is an executive officer of, a company that makes payments to, or receives payments from, the Company or its subsidiaries for property or services in excess of, in any single fiscal year, the greater of (i) $1 million or (ii) 2% of the other company's consolidated gross revenues, cannot be an independent director until three years after falling below the threshold.

          d. Former Auditor. A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company cannot be an independent director until three years after the end of the affiliation or the auditing relationship.

          e. Interlocking Directorships. A director who is employed as, or whose immediate family member is employed as, an executive officer of another company where any of the Company's present executive officers serve on that company's compensation committee cannot be an independent director until three years after the end of such service or the employment relationship.

                               CAMBREX CORPORATION

SOLICITED BY BOARD OF DIRECTORS FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

      The undersigned stockholder of Cambrex Corporation, (the "Company") hereby appoints J.R. Leone, L.M. Beshar and S.M. Klosk, and each of them acting singly and each with power of substitution and resubstitution, attorneys and proxies of the undersigned, with all the powers the undersigned would possess if personally present, to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders of the Company to be held on April 28, 2005 at 1:00 p.m. at the Sheraton Meadowlands Hotel, Meadowlands Plaza, East Rutherford, New Jersey and any adjournment thereof. Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote as indicated on the reverse side hereof on the proposals set forth in the Notice of Annual Meeting of Stockholders of the Company and accompanying Proxy Statement, each dated March 31, 2005.

      THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE 4 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF SAID MEETING (PROPOSAL NO. 1), AND "FOR" RATIFICATION OF THE SELECTION OF ACCOUNTANTS (PROPOSAL
NO. 2), UNLESS OTHERWISE MARKED.

                                       Please Complete And Sign Proxy On Reverse
                                           Side And Return In Enclosed Envelope.

X     Please mark your
      votes as in this
      example.

1. ELECTION OF DIRECTORS FOR [ ] WITHHOLD [ ] Nominees: William B. Korb, James
                                                        A. Mack, John R. Miller
                                                        and Peter Tombros

For except vote withheld from the following nominee(s)


----------------------------------------

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2005

               FOR               AGAINST               ABSTAIN
               [  ]               [  ]                   [  ]


Signature(s) _______________________________________________ Date ______________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.